CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Ohio Tax-Free Funds of our report dated January 23, 2026, relating to the financial statements and financial highlights of Vanguard Ohio Long-Term Tax-Exempt Fund, which appears in Vanguard Ohio Tax-Free Funds’ Certified Shareholder Report on Form N-CSR for the year ended November 30, 2025. We also consent to the references to us under the headings “Financial Statements”, “Service Providers–Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

March 26, 2026

PricewaterhouseCoopers LLP, 2001 Market Street, Suite 1800, Philadelphia, PA 19103 +1 (267) 330 3000www.pwc.com